                                                                    Exhibit 10.4
                            STOCKHOLDERS' AGREEMENT


     STOCKHOLDERS' AGREEMENT, made this 28th day of July, 1999, by and among NEWS COMMUNICATIONS, INC. ("NCI"), a Nevada corporation with offices at 174-15 Horace Harding Expressway, Fresh Meadows, New York 11365, JERRY FINKELSTEIN, THE FINKELSTEIN FOUNDATION, INC. and SHIRLEY FINKELSTEIN (collectively, the "Finkelstein Group"), each having an address at the Carlyle Hotel, 35 East 76th
------------------
Street, New York, NY 10021; WILBUR L. ROSS, JR. ("Ross"), having an address at
                                                  ----
1251 Avenue of the Americas, New York, NY 10020; MELVYN I. WEISS and M&B WEISS FAMILY PARTNERSHIP (the "Weiss Group"), having an address c/o Milberg Weiss
                         -----------
Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, NY 10119; J. MORTON DAVIS, D.H. BLAIR INVESTMENT BANKING CORP., RIVKALEX CORPORATION and ROSALIND DAVIDOWITZ (collectively, the "Davis Group"), having an address c/o
                                        -----------
D.H. Blair Investment Banking Corp., 44 Wall Street, New York, NY 10005, and STEVEN FARBMAN ("Farbman"), residing at One North Bridge Terrace, Mt. Kisco, New
                 -------
York 10549 (each member of the Finkelstein Group, Ross, the Davis Group and the Weiss Group and Farbman, individually, a "Stockholder" and collectively the
                                          -----------
"Stockholders").
-------------

     WHEREAS, Farbman and NCI are parties to (i) an Employment Agreement dated the date hereof (the "Employment Agreement") pursuant to which Farbman has
                      --------------------
agreed to become President and Chief Executive Officer of NCI and (ii) a Restricted Stock Agreement (the "Restricted Stock Agreement") dated the date
                                 --------------------------
hereof pursuant to which Farbman received 250,000 shares of NCI common stock (the "Common Stock") and (iii) a Stock Option Agreement dated the date hereof
      ------------
pursuant to which NCI has granted to Farbman options to purchase 830,000 shares of Common Stock.

     WHEREAS, each Stockholder beneficially owns the number of shares of Common Stock and $10 Convertible Preferred Stock (the "Preferred Stock") set forth
                                                ---------------
opposite his name on Exhibit A hereto (collectively, the "Shares"); and
                                                          ------

     WHEREAS, the Stockholders desire to provide for voting their Shares in certain circumstances, the transfer of Shares now owned or hereafter acquired by the Stockholders and certain other matters relating to NCI.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt of and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Definitions.  For the purposes of this Agreement, terms used but not
         -----------
otherwise defined herein shall have the meaning set forth in the Employment Agreement.

     2.  Representations of the Stockholders and NCI.
         -------------------------------------------

          (a) Each Stockholder represents to and agrees with the other Stockholders that (i) such Stockholder is the legal holder and beneficial owner of the Shares set forth opposite such Stockholder's name on Exhibit A hereto,
(ii) such Shares and the Shares hereafter acquired by such Stockholder will be owned free and clear of all liens, claims, charges, options and encumbrances other than restrictions on transfer under this Agreement, (iii) such Stockholder will have the right to transfer such Shares upon the terms and subject to the conditions of this Agreement, (iv) such Stockholder has not entered into, and agrees that such Stockholder will not enter into, any other agreement or arrangement the performance of which would in any manner conflict with, restrict or be inconsistent with the performance of such Stockholder's obligations under this Agreement and (v) this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

          (b) NCI represents that it is not a party to any agreement which would contravene the provisions of this Agreement.

     3.   Corporate Governance and Related Matters.
          ----------------------------------------

          (a) To the extent permitted by applicable law, NCI and each Stockholder agrees to use commercially reasonable efforts to take any and all action necessary, including, without limitation, the voting of, or the execution of consents with respect to, their Shares, the calling of special meetings of stockholders, the amendment of agreements and designations to the Board of Directors of NCI (the "Board"), the attending of meetings and the amendment of
                       -----
NCI's Certificate of Incorporation and By-Laws, to cause the size of the Board to be reduced to, and to maintain the size of the Board at, nine (9) members, with such directors selected in accordance with Section 3(b) hereof.

          (b) Each Stockholder hereby agrees, so long as Farbman is the Chief Executive Officer and President of NCI, to vote the Shares owned by such Stockholder and to use such Stockholder's best efforts to cause his Affiliates (as defined in Rule 405 of the Securities Act of 1933) to vote their Shares, or execute consents with respect to their Shares so as to elect, and to take all other action required to elect, as directors of NCI: (i) Finkelstein; (ii) two persons designated by Ross, one of whom shall initially be Ross and the other of whom shall initially be Robert Nederlander; (iii) three persons designated by Farbman, one of whom shall be Farbman, one of whom shall initially be Steven Price and one of whom shall initially be Michael Schenkler (in the future, one of Farbman's designess may, with the consent of the other Stockholders, be NCI's Chief Financial Officer and both of whom must be reasonably acceptable to the Board); (iv) one person to be designated by the Weiss Group who shall initially be Gary Weiss; (v) one person to be designated by the Davis Group who shall initially be Martin A. Bell; and (vi) one person to be designated by the Davis Group, the Weiss Group and the Finkelstein Group acting jointly.

          (c) Each Stockholder agrees that if, at any time, such Stockholder is then entitled to vote for the removal of directors of NCI, he will not vote any of his Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section 3(b) unless such removal shall be for Cause or the person(s) entitled to designate or nominate such director shall have consented to such removal in writing, provided that if the persons entitled to designate or nominate any director pursuant to Section 3(b) shall request the removal, with or without Cause, of such director in writing, such Stockholder shall vote such Stockholder's Shares, and shall use such Stockholder's commercially reasonable efforts (without requiring the expenditure of funds) to cause such Stockholder's affiliates to vote such affiliates' Shares, in favor of such removal. Removal for "Cause" shall mean removal of a director because of such director's (a) willful and continued failure substantially to perform his duties with NCI in his established position, (b) willful conduct which is injurious to NCI or any of its subsidiaries, monetarily or otherwise, (c) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (d) abuse of illegal drugs or other controlled substances or habitual intoxication or (e) willful breach of this Agreement.

          (d) If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board:

               (i) The person(s) entitled under Section 3(b) to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy, may, subject to the provisions of Sections 3(b), designate another individual (the "Nominee") to fill such
                                                       -------
     vacancy and serve as a director of the Company; and

               (ii) each Stockholder then entitled to vote for the election of the Nominee as a director of NCI agrees that such Stockholder will vote such Stockholder's Shares, and shall use such Stockholder's reasonable efforts to cause its Affiliates to vote its shares, or execute a written consent, as the case may be, in order to ensure that the Nominee is elected to the Board.

          (e) The right to designate one or more members of the Board by any Stockholder (or group of Stockholders) pursuant to this Section 3 shall terminate at such time that the ownership of shares by such Stockholder (or group of Stockholders) is less than 5% of the outstanding Common Stock on a fully diluted basis (inclusive of (i) any options, warrants or shares of Preferred Stock owned by such Stockholder and any Affiliate of such Stockholder and (ii) in the case of Ross, the shares owned by Rothschild North America Inc., Rothschild Recovery Fund L.P. and Rothschild Inc.). The obligations imposed on the Stockholders to give effect to the rights to designate directors set forth in Section 3(b) shall terminate as to any person when such person's right to designate a director is terminated.

     4.   Restriction on Transfer of Shares.
          ---------------------------------

          (a) Each Stockholder hereby agrees that he shall not, as long as this Agreement is in effect, directly or indirectly sell, pledge, give, transfer, assign, encumber or in any way dispose of (collectively, a "Transfer") any of
                                                            --------
the Shares (or any interest therein) except as may be expressly permitted by this Agreement or by the Restricted Stock Agreement.

          (b) Notwithstanding the general prohibition on Transfers contained in
Section 4(a) hereof, NCI and the Stockholders agree that any of the following Transfers shall be permitted under this Agreement:

               (i) a Transfer to a spouse, children (natural or adopted), stepchildren, grandchildren or descendants or a trust for the benefit of any of them, or entity or foundation owned by a Stockholder, a spouse, children (natural or adopted), stepchildren, grandchildren or descendants (the "Trust");
           -----

               (ii) a Transfer by any Stockholder to an Affiliate of such Stockholder;

               (iii) a Transfer by any Stockholder in an open market transaction or in connection with an offer to purchase Common Stock of NCI made to all stockholders, or in connection with the merger of NCI with or into another company; and

               (iv) a Transfer in accordance with Sections 5, 6, or 7 hereof or pursuant to the Restricted Stock Agreement;

          (c) As a further condition of any Transfer pursuant to clauses (i) or
(ii) of this Section 4, each transferee shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement, and no such transferee shall be permitted to make any Transfer that the original transferor was not permitted to make.

     5.   Right of First Refusal
          ----------------------

          (a) If at any time any of the Stockholders, other than Farbman, individually or as a group, propose to sell such number of Shares as shall represent 20% or more of the outstanding Common Stock on a fully diluted basis (the "Offered Shares") to any Person other than an Affiliate of such Stockholder
      --------------
(or group of Stockholders) in any one transaction or series of related transaction not permitted by paragraphs (i), (ii) and (iii) of Section 4(b) (each, a "Disposition"), then the Stockholder (or group of Stockholders) shall,
          -----------
prior to agreeing to such Disposition, provide Farbman with written notice (a

"Disposition Notice") of his or its intention to make the Disposition and
-------------------
describing the terms and conditions of the Disposition in reasonable detail, including the proposed price per Share, the method of payment and the identity of the proposed purchaser.

          (b) Farbman shall have the exclusive right during the period commencing on his receipt of the Disposition Notice and expiring twenty (20) days thereafter (the "Exclusive Period") to elect to purchase the Offered Shares
                      ----------------
at the same price and subject to the same material terms and conditions as described in the Disposition Notice. Farbman may elect to purchase the Offered Shares by notifying the Stockholder (or group of Stockholders) in writing before expiration of such twenty (20) day period.

          (c) If Farbman gives notice of his election to purchase the Offered Shares, then the closing for such Disposition shall be held at the offices of NCI within twenty (20) days after such notice or on such other date as is specified in the Disposition Notice. At the closing, Farbman shall pay for the Offered Shares in accordance with the terms contained in the Disposition Notice, and the Stockholder (or group of Stockholders) shall deliver certificates representing the Offered Shares free and clear of all liens, charges and encumbrances and properly endorsed for transfer.

          (d) If Farbman fails to notify the Stockholder (or group of Stockholders) during the Exclusive Period, then Farbman shall be deemed to have waived his Right of First Refusal.

     6.   Tag-Along Rights.
          ----------------

          (a) To the extent Farbman does not exercise his right of first refusal as to the Disposition of the Offered Shares pursuant to Section 5, then Farbman may elect to participate in such Disposition at the same price per Share as that offered to and subject to the same material terms and conditions as the Stockholder (or group of Stockholders); provided, however, that Farbman may not
                                        --------  -------
elect to participate in such Disposition if the purchaser is willing to purchase Shares of Preferred Stock only.

          (b) The election pursuant to Subsection 6(a) above shall be exercised by giving written notice to the Stockholder (or group of Stockholders) within the Exclusive Period. If Farbman gives notice of his election to sell, he shall be obligated to sell the number of Shares specified in his notice upon the terms and subject to the conditions specified in Subsection 6(a) above to the proposed purchaser, conditional upon the closing of the Disposition.

          (c) If the purchaser pursuant to the Disposition has a specified limited number of (i) Shares of Common Stock that it is willing to purchase in the aggregate, Farbman shall have the right to sell to the purchaser up to that number of Shares of Common Stock owned by Farbman which is in the same proportion to his total ownership of Shares of Common Stock as the number of Shares being sold by the Stockholder (or group of Stockholders) is to the total number of Shares of Common Stock owned by the Stockholder (or group of Stockholders); and (ii) Shares of Common Stock and Preferred Stock that it is willing to purchase, Farbman shall have the right to sell to the purchaser up to that number of Shares of Common Stock owned by Farbman which is in the same proportion to his total ownership of Shares of Common Stock as the number of Shares of Common Stock into which the Shares of Preferred Stock being sold by the Stockholder (or group of Stockholders) is convertible at the time of such Disposition is to the number of Shares of Common Stock into which the total number of Shares of Preferred Stock owned by the Stockholder (or group of Stockholders) is convertible at the time of such Disposition.

          (d) If Farbman gives notice during the Exclusive Period of his election to participate in the Disposition, then Farbman will use his best efforts to cooperate in the Disposition and will take all necessary and desirable actions in connection with the consummation of the Disposition, including, but not limited to, (i) the provision of reasonable and customary representations and warranties; provided, however, that Farbman shall not be
                                --------  -------
required to incur more than his pro rata portion of any out-of-pocket expenses in connection with such Disposition which are not reimbursed by the Stockholder (or group of Stockholders); and provided further that Farbman shall not be
                                -------- -------
required to provide different representations and warranties or indemnification than any other selling participant in the Disposition and (ii) the closing of such Disposition within twenty (20) days of such notice or on such other date as is provided in the Disposition Notice.

          (e) If Farbman fails to notify the Stockholder (or group of Stockholders) during the Exclusive Period, then Farbman shall be deemed to have waived his Tag-Along Right.

     7.   Drag-Along Rights.
          -----------------


          (a) If at any time the Stockholders, other than Farbman, individually or as a group, agree to sell such number of shares as shall represent 50% or more of the outstanding Common Stock on a fully diluted basis (the "Drag Along Offered Shares") to any Person other than an Affiliate of such Stockholder (or group of Stockholders) in any one transaction or series of related transactions not permitted by paragraphs (i), (ii) or (iii) of Section 4(b), and to the extent Farbman does not exercise his right of first refusal or his tag-along right as to the Disposition of the Drag Along Offered Shares pursuant to Sections 5 and 6, respectively, then the Stockholder (or group of Stockholders) may, within ten (10) days after the Exclusive Period, give written notice to Farbman stating that Farbman must participate in the Disposition of the Drag Along Offered Shares by selling the same percentage of his Shares as the Stockholder (or group of Stockholders) is selling, at the same price per Share and otherwise on the same terms and conditions upon which the Stockholder (or group of Stockholders) is selling his (or its) Shares; provided, however, that
                                                       --------  -------
Farbman shall not be required to participate if the purchaser is willing to purchase Shares of Preferred Stock only.

          (b) If the Stockholder (or group of Stockholders) gives notice that Farbman must participate in the Disposition, Farbman will use his best efforts to cooperate in the Disposition and will take all necessary and desirable actions in connection with the consummation of the Disposition, including, but not limited to, (i) the provision of reasonable and customary representations and warranties; provided, however, that Farbman shall not be required to incur
                --------  -------
more than his pro rata portion of any out-of-pocket expenses in connection with such Disposition which are not reimbursed by the Stockholder (or group of Stockholders); and provided further that Farbman shall not be required to
                   -------- -------
provide different representations and warranties or indemnification than any other selling participant in the Disposition and the closing of such Disposition within twenty (20) days of such notice or on such other date as is provided in the Disposition Notice.

          (c) If the purchaser pursuant to the Disposition has a specified limited number of (i) Shares of Common Stock that it is willing to purchase in the aggregate, Farbman shall be required to sell to the purchaser up to that number of Shares of Common Stock owned by Farbman which is in the same proportion to his total ownership of Shares of Common Stock as the number of Shares being sold by the Stockholder (or group of Stockholders) is to the total number of Shares of Common Stock owned by the Stockholder (or group of Stockholders); and (ii) Shares of Common Stock and Preferred Stock that it is willing to purchase, Farbman shall be required to sell to the purchaser up to that number of Shares of Common Stock owned by Farbman which is in the same proportion to his total ownership of Shares of Common Stock as the number of Shares of Common Stock into which the Shares of Preferred Stock being sold by the Stockholder (or group of Stockholders) is convertible at the time of such Disposition is to the number of Shares of Common Stock into which the total number of Shares of Preferred Stock owned by the Stockholder (or group of Stockholders) is convertible at the time of such Disposition.

          (d) The obligation of Farbman to participate in the Disposition is also subject to the satisfaction of the following conditions: (i) upon the consummation of the Disposition, Farbman will receive the same form and amount of consideration per share for his Shares as the Stockholder (or group of Stockholders) will receive for his or its Shares, or if the Stockholder (or group of Stockholders) is given an option as to the form and amount of consideration to be received, Farbman will be given the same option; and (ii) the price per Share will be payable in cash or publicly-traded securities; provided, however, that if the Stockholder (or group of Stockholders) sells any
--------  -------
Preferred Stock, Farbman will receive the same form of consideration for his Shares of Common Stock, and the amount of consideration per share payable to him will be calculated by dividing the total consideration to be received for the Preferred Stock being sold by the number of Shares of Common Stock into which such Preferred Stock is convertible at the time of such Disposition.

          (e) If the Stockholder (or group of Stockholders) fails to notify Farbman within ten (10) days after the Exclusive Period, then the Stockholder (or group of Stockholders) shall be deemed to have waived his (or its) Drag-Along Right.

     8.   Injunctive Relief; Specific Performance.
          ---------------------------------------

          Each of the Stockholders acknowledges that the other Stockholders will be irreparably damaged in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Stockholder. In addition to any other remedy to which the Stockholders may be entitled, the Stockholders shall be entitled to a preliminary and permanent injunction, without showing any actual damage or threat of irreparable injury, and/or a decree for specific performance, in accordance with the provisions hereof.

     9.   Miscellaneous.
          -------------

          (a) This Agreement constitutes the entire agreement among the Stockholders with respect to the subject matter hereof, supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (c) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein. In the event that any provision is declared invalid or unenforceable, the Stockholders agree to substitute for such invalid or unenforceable provision a new provision which reflects, to the closest extent possible, the intent of the parties.

          (d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, estates, heirs, legal representatives and permitted assigns and transferees.

          (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said actions.

          (f) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW) EXCEPT THAT MATTERS PERTAINING TO THE NEVADA BUSINESS CORPORATION LAW SHALL BE GOVERNED BY THE NEVADA BUSINESS CORPORATION LAW. The Stockholders consent and agree that jurisdiction and venue for all legal proceedings relating to the subject matter of this Agreement shall lie exclusively with the appropriate federal or state court sifting within the State of New York, County of New York.

          (g) A copy of this Agreement shall be filed with the Secretary of NCI and kept with the records of NCI.

          (h) Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (i) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, (ii) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (iii) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission, addressed to the Stockholders and Farbman at their respective addresses first written above.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (j) All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
                                    NEWS COMMUNICATIONS, INC.


                                    By:  /s/ Wilbur L. Ross, Jr.
                                         -----------------------
                                         Wilbur L. Ross, Jr.
                                         Chief Executive Officer


                                    /s/ Steven Farbman
                                    ------------------
                                    Steven Farbman


                                    /s/ Jerry Finkelstein
                                    ---------------------
                                    Jerry Finkelstein


                                    THE FINKELSTEIN FOUNDATION, INC.


                                    By:/s/ Jerrry Finkelstein
                                       ----------------------
                                           Jerry Finkelstein
                                           President


                                    /s/ Shirley Finkelstein
                                    -----------------------
                                    Shirley Finkelstein


                                    /s/ Wilbur L. Ross, Jr.
                                    -----------------------
                                    Wilbur L. Ross, Jr.


                                    /s/ Melvyn I. Weiss
                                    -------------------
                                    Melvyn I. Weiss

                                    M&B WEISS FAMILY PARTNERSHIP

                                    By:/s/ Melvyn I. Weiss
                                       -------------------
                                    Name:  Melvyn I. Weiss
                                    General Partner


                                    D.H. BLAIR INVESTEMENT BANKING CORP.


                                    By:/s/ J. Morton Davis
                                       -------------------
                                           J. Morton Davis


                                         RIVKALEX CORPORATION


                                    By:/s/ Rosalind Davidowitz
                                       -----------------------
                                           Rosalind Davidowitz
                                           President


                                    /s/ J. Morton Davis
                                    -------------------
                                    J. Morton Davis


                                    /s/ Rosalind Davidowitz
                                    -----------------------
                                    Rosalind Davidowitz

                                   EXHIBIT A
                                   ---------

Stockholder              No. of Shares
-----------              -------------

The Finkelstein Group          264,001

Wilbur L. Ross, Jr.            369,768

The Weiss Group              1,112,857

The Davis Group              2,439,003

Steven Farbman                 250,000